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                                                                  EXHIBIT (a)(5)


                          OFFER TO PURCHASE FOR CASH
                    UP TO 4,000,000 SHARES OF COMMON STOCK
                                      OF
                      SHARED TECHNOLOGIES FAIRCHILD INC.
                                      BY
                          MOONLIGHT ACQUISITION CORP.
                         A WHOLLY OWNED SUBSIDIARY OF
                        INTERMEDIA COMMUNICATIONS INC.
                                      AT
                             $15.00 NET PER SHARE


    THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, DECEMBER 26, 1997, UNLESS THE OFFER
                                 IS EXTENDED.

                                                              November 26, 1997
To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated November 26, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer") relating to the offer by Moonlight Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Intermedia Communications Inc., a Delaware corporation ("Parent"), to purchase up to 4,000,000 shares of common stock, $.004 par value (the "Shares"), of Shared Technologies Fairchild Inc., a Delaware corporation (the "Company"), at a purchase price of $15.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the depositary, Continental Stock Transfer & Trust Company (the "Depositary"), or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase), must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

  WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

  Please note the following:

    1. The tender price is $15.00 per Share, net to the seller in cash, without interest thereon.

    2. The Offer is being made for up to 4,000,000 Shares. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of November 20, 1997 (the "Merger Agreement") among Purchaser, Parent and the Company.

    3. If more than 4,000,000 Shares are validly tendered and not withdrawn prior to the Expiration Date, the Shares so tendered shall, upon the terms and subject to the conditions of the Offer, be accepted for payment on a pro rata basis (adjusted to avoid acceptance for payment of fractional Shares) in accordance with Rule 14d-8 under the Securities Exchange Act of 1934, as amended. Because of the difficulty in determining the precise number of Shares validly tendered, Purchaser does not expect to be able to announce the final proration factor or to pay for any Shares until at least 5 business days after the Expiration Date. However, Purchaser will announce the preliminary proration factor as soon as practicable after the Expiration Date. Purchaser will not pay for any Shares accepted for payment pursuant to the Offer until the final proration factor is known.

    4. The Offer is subject to certain conditions contained in the Offer to Purchase. See Sections 1 and 14 of the Offer to Purchase. The Offer is not subject to any minimum number of Shares being validly tendered and not withdrawn at the expiration of the Offer.

    5. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY HAS DETERMINED THAT THE OFFER AND THE MERGER (AS DEFINED IN THE MERGER AGREEMENT) ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

    6. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, Friday, December 26, 1997, unless the Offer is extended.

    7. The Offer is not being made for, and tender will not be accepted of, shares of the Company's outstanding Series D Preferred Stock, $.01 par value (the "Series D Preferred Stock"). Holders of Series D Preferred Stock who wish to participate in the Offer must exercise their rights to convert such Series D Preferred Stock and tender Shares issuable upon such exercise prior to the expiration of the Offer.

    8. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes with respect to the transfer and sale of Shares pursuant to the Offer. However, any tendering stockholder or other payee who fails to complete and sign the Substitute Form W-9 that is included in the Letter of Transmittal may be subject to a required backup federal income tax withholding of 31% of the gross proceeds payable to such holder or other payee pursuant to the Offer. See Sections 3 and 5 of the Offer to Purchase.

    9. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Certificates evidencing such Shares (or a timely Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to such Shares),
     (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with all required signature guarantees or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and (iii) all other documents required by the Letter of Transmittal.

  If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action or pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Bear, Stearns & Co. Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                    UP TO 4,000,000 SHARES OF COMMON STOCK
                                      OF
                      SHARED TECHNOLOGIES FAIRCHILD INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 26, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"), in connection with the offer by Moonlight Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Intermedia Communications Inc., a Delaware corporation, to purchase up to 4,000,000 shares of common stock, par value $.004 (the "Shares"), of Shared Technologies Fairchild Inc., a Delaware corporation.

  This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:      , 1997

                       NUMBER OF SHARES TO BE TENDERED:*

                                          SHARES

                     -------------------------------------
                                 Signature(s)
                     -------------------------------------


                     -------------------------------------
                                 Print Name(s)
                     -------------------------------------


                     -------------------------------------
                               Print Address(es)

                     -------------------------------------
                     Area Code(s) and Telephone Number(s)

                     -------------------------------------
             Taxpayer Identification or Social Security Number(s)

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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